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                                  Subsidiaries                     Exhibit 21.1


NAME                                JURISDICTION OF INCORPORATION
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[S]                                [C]
FirePond UK Ltd                     England
FirePond Nordic AB                  Sweden
FirePond Benelux BV                 Netherlands
FirePond Europe BV                  Netherlands
FirePond Deutschland GmbH           Germany
FirePond France SAS                 France
FirePond Japan KK                   Japan
FirePond Korea Co. Ltd              Korea
FirePond International Inc          Minnesota
FirePond of Michigan, Inc.          Michigan